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                                                                    EXHIBIT 23.2

                 [Romito, Tomasetti & Associates PC Letterhead]

                CONSENT OF ROMITO, TOMASETTI & ASSOCIATES, P.C.,
                              INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to shares of Common Stock issuable pursuant to the 1995 Stock Option Plan of Interactive Group, Inc. and certain stock options issued outside of such plan, of our report dated March 17, 1995 with respect to the combined financial statements of Intrepid Software, Inc. included in the Form 10-K filed with the Securities and Exchange Commission on March 28, 1996.


                                   ROMITO, TOMASETTI & ASSOCIATES, P.C.


Burlington, Massachusetts
August 28, 1996